Exhibit 99.1

Net1 receives competition law approval in respect of the Connect Group transaction

JOHANNESBURG, March 10, 2022 - Net 1 UEPS Technologies, Inc. (NasdaqGS: UEPS; JSE: NT1) ("Net1," or the "Company") today announced that it has received approval from the South African, Botswanan and Namibian competition authorities in respect of its acquisition of 100% of the shares and claims in the Connect Group. The merger was approved unconditionally by the Botswana and Namibia competition authorities on January 12, 2022 and February 24, 2022 respectively, and by the South African competition authorities on March 9, 2022, subject to the merger conditions described below. The transaction completion is still subject to the finalization of certain outstanding conditions precedent, as described further below.

Quote from Chris Meyer, Net1 Group CEO

"We welcome the decision by the competition authorities in approving the acquisition by Net1 of the Connect Group, subject to certain conditions. This approval is a major milestone towards the completion of the transaction and we are looking forward to integrating Connect Group into Net1. This landmark acquisition will advance our shared mission of financial inclusion by offering payment processing and financial services to underserved merchants and consumers," said Chris Meyer, Group CEO of Net1.

Quote from Steven Heilbron, Connect Group CEO

"The approval by the competition authorities is an important milestone towards closing the transaction. We believe the combined Net1 and Connect Group management teams will be able to drive significant growth and create a truly unique entity that will advance greater financial inclusion in our country. We are looking forward to the conclusion of the transaction and the start of a new journey that will see Net1 and Connect Group reach ever greater achievements" said Steven Heilbron, CEO of the Connect Group.

Conditions to the transaction imposed by the South African competition authorities

The South African Competition Tribunal approved the transaction subject to certain public interest conditions relating to employment, increasing the spread of ownership by historically disadvantaged people ("HDPs") and workers, and investing in supplier and enterprise development.

Further to increasing the spread of ownership by HDPs: Net1 is required to establish an employee share ownership scheme ("ESOP") that complies with certain design principles for the benefit of the workers of the merged entity to receive a shareholding in Net1 equal in value to at least 3% of the issued shares in Net1. If within 24 months of the implementation date of the transaction, Net1generates a positive net profit for 3 consecutive quarters, the ESOP shall increase to 5% of the issued shares in Net1. The final structure of the ESOP is contingent on Net1 shareholder approval and relevant regulatory and governance approvals.

Outstanding conditions precedent to the transaction agreement

The following conditions precedent for the transaction remain outstanding, and are expected to be fulfilled by the end of March 2022:

  Net1 has confirmed that the facility agreements for the funding of a portion of the consideration for the acquisition Connect Group have become unconditional, including the fulfilment of the conditions precedent which are under Net1's sole control.
  The counterparties to designated agreements have consented to the change of control over the companies in the Connect Group that will result from the implementation of the acquisition of the Connect Group.

Strategic Rationale

Net1 has previously communicated its vision to transform into the leading fintech platform for underserved consumers and merchants in South Africa. The acquisition of the Connect Group significantly advances that vision and is transformational for Net1.

The combination of Net1 and the Connect Group is strategically important for the following reasons:

  Combining complementary product offerings to drive stronger unit economics: the Connect Group fills four key gaps in Net1's product offering, namely the provision of value-added services directly to MSME's, digitized cash management, merchant acquiring and merchant lending. On the other hand, Net1 brings issuing, insurance, and consumer financial services infrastructure to the Connect Group. Offering multiple products to a single customer reduces churn, increases take-rate, and improves unit economics.
  Expansion of addressable market in informal MSMEs: while Net1 has an established presence amongst formal enterprises, it does not currently serve any of South Africa's estimated 1.4 million informal MSMEs. Connect Group serves over 35,000 informal MSMEs and is a leading provider of financial services to this growing customer segment.
  Attractive financial profile with strong and profitable growth: the Connect Group has delivered exceptional historical growth in throughput, revenue, earnings, and free cash flow. Further, there is significant room for continued growth, supported by secular tailwinds.
  Merging highly skilled teams with complementary expertise: the Connect Group has a proven track record of successfully launching and commercializing innovative financial solutions and a demonstrated ability to successfully integrate with new operating groups.
  Better serving the underserved: Net1 and the Connect Group are united by their commitment to provide dignified financial services to people and businesses who are underserved by the financial system. Net1's base of more than one million retail customers and the Connect Group's base of over 44,000 MSME customers are underserved by traditional financial services.

About the Connect Group

Founded in 2006, the Connect Group is a profitable, high-growth and leading provider of financial technology solutions to nearly 44,000 micro, small and medium enterprises ("MSMEs") in Southern Africa. The group includes established and highly respected brands such as Kazang, Cash Connect, Capital Connect and Kazang Connect. Visit www.connected.co.za for additional information about the Connect Group.

About Net1

Net1 is a leading financial technology company that utilizes its proprietary banking and payment technology to deliver on its mission of financial inclusion through the distribution of low-cost financial and value-added services to underserved consumers and merchants in Southern Africa. Net1 also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. With respect to our proposed acquisition of the Connect Group, additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including any conditions imposed by regulatory agencies (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that the Connect Group serves; (6) risks associated with the Connect Group's product and service offerings or its results of operation including reduced cash settlements through Connect Group's vault infrastructure or higher cash losses, lower than expected growth in Connect Group's value added services, lower than expected levels of loan advances or higher credit losses and slower than expected growth in card transactions; (7) the challenges, risks and costs involved with integrating the operations of Connect Group with ours; and (8) our ability to realize the anticipated benefits of the proposed acquisition. The Company undertakes no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:

ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Bridget von Holdt

Co-Market Leader | MD - BCW

Phone: +27-82-610-0650

Email: bridget.vonholdt@bcw-global.com